UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street – 7th Floor

New York, New York 10004

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiaries (“Tyme”). Terms used, but not otherwise defined in the Items below, have the meanings assigned to them in the applicable agreement.

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2020, the Company entered into exchange agreements with holders (the “Holders”) of warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which warrants were issued on April 2, 2019 (the “Existing Warrants”). The Existing Warrants were offered and issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-211489), which was declared effective by the Securities and Exchange Commission on August 16, 2017, a base prospectus dated August 16, 2017 and a prospectus supplement dated March 28, 2019 (the “Registration Statement”).

Pursuant to exchange agreements (the “Share Exchange Agreements”) with Holders of Existing Warrants to purchase 5,833,333 shares of Common Stock in the aggregate, the Company issued an aggregate of 2,406,250 shares of Common stock (the “Exchange Shares”) in exchange for such Existing Warrants. Concurrently therewith, each such Holder has executed and delivered to the Company a leak-out agreement (a “Share Leak-Out Agreement”) that contains trading restrictions with respect to the Exchange Shares, which (i) for the first 90 days, prohibit any sales of Exchange Shares, (ii) for the subsequent 90 days, limit sales of Exchange Shares on any day to 2.5% of that day’s trading volume of Common Stock, and (iii) prohibit new short positions or short sales on Common Stock for the combined 180 day period.

The Company also entered into an exchange agreement (the “Warrant Exchange Agreement”) with another Holder of Existing Warrants to purchase 2,166,667 shares of Common Stock in the aggregate. Pursuant to the Warrant Exchange Agreement, the Company issued such Holder a new warrant (the “New Warrant”) to purchase the same number of shares of Common Stock. The New Warrant has the same expiration date, April 2, 2024, as the Existing Warrants, but has an exercise price of $1.80 and does not include the price protection, anti-dilution provisions or other restrictions on Company action from the Existing Warrants. Concurrently therewith, such Holder has executed and delivered to the Company a leak-out agreement (the “Warrant Leak-Out Agreement”) that contains trading restrictions on sales of Common Stock issued upon exercise of the New Warrant that are substantially similar to the restrictions on Exchange Shares in the Share Leak-Out Agreement, provided that the leak-out restrictions will only apply to the first 893,750 shares of Common Stock issued pursuant to the New Warrant.

The exchanges under the Share Exchange Agreements and Warrant Shares Agreement were made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended. After such exchanges, no Existing Warrants remained outstanding.

The foregoing description of these agreements do not purport to be complete and are qualified in their entirety by the full text of the forms of New Warrant, Share Exchange Agreements, Warrant Exchange Agreement, Share Leak-Out Agreements and Warrant Leak-Out Agreement, which are attached to this Current Report on Form 8-K as Exhibit 4.1, 10.1, 10.2, 10.3, and 10.4 respectively, and are incorporated herein by reference. The information in this Item 1.01 regarding the Warrant Exchange Agreements shall supplement the prospectus supplement dated March 28, 2019 to the Registration Statement.

Item 2.02	Results of Operations and Financial Conditions

On May 20, 2020, Tyme released financial information for the year and fourth quarter ended March 31, 2020. The press release related to the Company’s earnings is attached as Exhibit 99.1.

Item 3.02	Unregistered Sale of Securities

The disclosure set forth above in Item 1.01 is incorporated herein to this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

4.1	Form of New Warrant, dated May 20, 2020

10.1	Form of Share Exchange Agreement, dated May 20, 2020.

10.2	Form of Warrant Exchange Agreement, dated May 20, 2020

10.3	Form of Share Leak-Out Agreement, dated May 20, 2020

10.4	Form of Warrant Leak-Out Agreement, dated May 20, 2020

99.1	Press Release, dated May 20, 2020 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: May 20, 2020	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer